SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 5, 2002
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

Item 4.    Changes in Registrant's Certifying Accountant.

(a)	(i)	The Registrant has decided not to engage Deloitte & Touche LLP to serve as the Registrant's independent accountant for fiscal year 2003 (which runs from July 1, 2002 through June 30, 2003);

(ii)
The reports of Deloitte & Touche LLP on the financial statements of the Registrant for fiscal years 2001 and 2002 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope, or accounting principles;

(iii)
The decision not to engage Deloitte & Touche LLP to serve as the Registrant's independent accountant for fiscal year 2003 was made by unanimous vote of the Audit Committee of the Board of Directors at a Special Meeting on August 28, 2002;

(iv)
At no time during Registrant's fiscal years 2001 (July 1, 2000 through June 30, 2001) or 2002 (July 1, 2001 through June 30, 2002) or since have there been any disagreement(s) between the Registrant and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in connection with its report for either fiscal year;

(b)	(i)	The Registrant has decided to engage the firm of Ernst & Young LLP to serve as the Registrant's independent accountant for fiscal year 2003;

(ii)
The decision to engage Ernst & Young LLP to serve as the Registrant's independent accountant for fiscal year 2003 was made by unanimous vote of the Audit Committee of the Board of Directors at a Special Meeting on August 28, 2002; and

(iii)
At no time during the Registrant's fiscal years 2001 or 2002 or since has the Registrant or anyone acting on the Registrant's behalf consulted with Ernst & Young LLP regarding (a) the application of accounting principles to a specified transaction; (b) the type of audit opinion that might be rendered on the Registrant's financial statements; or (c) any matter that was the subject of a disagreement as defined in Section 304(a)(1)(iv) and its related instructions of Regulation S-K, or a reportable event as described in Section 304(a)(1)(v) of Regulation S-K.

EXHIBITS

Exhibit Number
99	Response of Deloitte & Touche LLP to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary